EXHIBIT 23.3

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-5111
FAX (509) 838-5114

Board of Directors
Ardent Mines Limited
Vancouver, BC
Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated August 30, 2001, on the financial statements of Ardent Mines Limited as of June 30, 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

March 19, 2002